P08000011290

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H16000179857 3)))

H160001798573ABCB

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To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : INCORP SERVICES INC
Account Number : I20120000007
Phone : (702)866-2500
Fax Number : (702)866-2689

16 JUL 27 PM 1:42 SECRETARY OF STATE DIVISION OF CORPORATIONS

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: documents@incorp.com

COR AMND/RESTATE/CORRECT OR O/D RESIGN
MUSIC OF YOUR LIFE,INC.

Certificate of Status	0
Certified Copy	0
Page Count	05
Estimated Charge	$35.00

RECEIVED 16 JUL 27 AM 7:30

JUL 28 2016
C McNAIR

Electronic Filing Menu Corporate Filing Menu Help

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16 JUL 27 PM 4:42
FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Music of Your Life, Inc.

DOCUMENT NUMBER: P08000011290

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jaycie Howard
Name of Contact Person

Incorp Services, Inc.
Firm/ Company

3773 Howard Hughes Parkway, South Tower, Suite 500
Address

Las Vegas, NV 89169
City/ State and Zip Code

documents@incorp.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Jaycie Howard on Behalf of InCorp Services, Inc. at (702) 866-2500
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

H16000179857 3

Articles of Amendment
to
Articles of Incorporation
of

Music of Your Life, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P08000011290

(Document Number of Corporation (if known))

16 JUL 27 PM 4:

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

____
(Florida street address)

New Registered Office Address: ______________________________ (*City*), Florida ____________ (*Zip Code*)

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

H16000179857 3

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P – President; V– Vice President; T– Treasurer; S– Secretary; D– Director; TR– Trustee; C – Chairman or Clerk; CEO – Chief Executive Officer; CFO – Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

N/A

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

Please amend the following - Article IV Shares; The number of shares of stock authorized are 2,000,000,000 with a par value of $0.000100.

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The date of each amendment(s) adoption: ______________________________, **if other than the date this document was signed.**

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated July 25, 2016

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Marc Angell

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)